EXHIBIT 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to Section 1350, Chapter 63 of Title 18, United State Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, as Chief Financial Officer of CNB Financial Services, Inc. (the “Company”), does hereby certify that:
(1)	The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010 (the “Report”), fully complies with the requirement of section 13(a) or 15(d) of the Securities Act of 1934; and

(2)	The information contained in the Company’s Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Rebecca S. Stotler
Rebecca S. Stotler
Chief Financial Officer November 12, 2010